Exhibit 10.1

PARTICIPATION AGREEMENT

(Midfork Field Development)

This Participation Agreement (“Agreement”), dated effective as of January 19, 2024 (“Effective Date”), is between and among HELL CREEK CRUDE LLC, a Montana limited liability company located at 398 Sage Lane, Winnett, Montana 59087 (“HCC”), EREHWON OIL & GAS, LLC, a Colorado limited liability company located at 9876 Clairton Way, Highlands Ranch, Colorado 80126 (“Erehwon”), and the additional signatories to this Agreement (“Investors”). HCC, Investors and Erehwon may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

A.	The term “Investors” means the individuals listed in Schedule 1 attached hereto and incorporated by reference herein.
B.	HCC is a wholly owned subsidiary of Laredo Oil, Inc., a Delaware corporation (“Laredo”).

C.	Lustre Oil Company, LLC, a Montana limited liability company (“Lustre”) is a wholly owned subsidiary of Laredo.

D.	Lustre and Erehwon own certain working interests in the oil and gas leases described in “Exhibit A” attached hereto and incorporated by reference herein (“Leases”). The lands covered by the leases may be referred to herein as the “Lands”.

E.	The Investors currently hold $575,000 plus accrued interest of convertible debt issued by Laredo (“Note”).

F.	The Parties desire to drill up to three new wells (“Wells”) on the Lands covered by the Leases.

G.	The Parties desire to set forth herein the terms and conditions upon which the Wells will be drilled, completed and equipped.

AGREEMENT

In consideration of the mutual promises contained herein, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	PROSPECT FEE: Upon execution of this Agreement, but not later than January 19, 2024, Investors shall pay a “Prospect Fee” of $2,034,00.00 in cash to HCC. Upon receipt of the Prospect Fee, HCC shall acquire 100% of Lustre’s interest in the Leases at a cost of $34,000. Upon payment of the Prospect Fee, the Investors shall surrender the Note to Laredo.

2.	INITIAL WELL:

a.	Depth and Location: The Parties agree that the first well shall be drilled to a depth sufficient to test the Ratcliff Zone of the Mississippian Charles C Formation in the NW4NW4 of Section 21, Township 30 North, Range 45 East, Valley County, Montana (“Initial Well”). Unless otherwise agreed, drilling operations for the Initial Well shall commence on or before April 30, 2024.

b.	Payment for Initial Well: HCC, as “Operator”, shall use the remaining cash component of the Prospect Fee to drill, complete and equip the Initial Well, provided however, in the event the cost to drill, complete and equip the Initial Well exceeds the available funds, HCC shall issue a cash call to the Investors pursuant to Article VI of the JOA. Any Investor that elects to participate shall, within five business days after receipt of the cash call, remit the additional funds to HCC.

c.	Initial Well Payout: The term “Payout” in the context of the Initial Well shall mean that point in time when Investor’s share of the revenue from the Initial Well equals: (a) the actual cost paid to third parties to drill, complete and equip each Initial Well, excluding any overhead incurred by HCC or Laredo, plus (b) the value of the Note at the time of execution of this Agreement.

d.	The Note: In the event the Initial Well is completed as a dry hole, the Note shall be deemed to be reinstated in full by Laredo.

e.	Interests in Initial Well: The respective before payout (“BPO”) and after payout (“APO”) interests in the Initial Well shall be as set forth in the table below:

Division of Interests - Initial Well
	HCC & Erehwon (collectively)	Investors (collectively)
BPO	10%	90%
APO	50%	50%

HCC’s and Erehwon’s working interests in the Initial Well shall be carried through the tanks.

3.	SECOND & THIRD WELLS:

a.	Depth and Location. For a period of 120 days following the release of the drilling rig for the Initial Well, the Investors shall have the exclusive right but not the obligation to participate in the drilling of the “Second Well” on the Lands. For a period of 120 days following the release of the drilling rig for the Second Well, the Investors shall have the exclusive right, but not the obligation to participate in the drilling of the “Third Well” on the Lands. Such Wells may be drilled to depths sufficient to test the Ratcliff Zone of the Mississippian Charles C Formation and/or the Devonian Nisku Formation. The location and depth of the Second Well and Third Well shall be determined by HCC in consultation with Erehwon. Unless otherwise agreed, drilling operations for the Second Well (if drilled) shall commence on or before December 31, 2024.

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b.	Payment for Second & Third Wells. In the event the Investors elect to participle in the Second & Third Wells, the cost to drill, complete and equip the Second Well and the Third Well shall be paid 100% by the Investors based upon a prepared and submitted budget. Following the expiration of the 120-day periods described in Section 3.a above, in the event the Investors are unable or unwilling to pay 100% of the budgeted cost for the Second Well or the Third Well, HCC may solicit additional partners or investors to fund the drilling of the Second Well and the Third Well.

c.	Payout for Second & Third Wells: In the context of the Second Well (if drilled) and the Third Well (if drilled), the term Payout shall mean that point in time when Investor’s share of the revenue from each such Well equals the actual cost paid to third parties to drill, complete and equip each such Well, excluding any overhead incurred by HCC.

d.	Interests in the Second and Third Wells: The respective BPO and APO interests in the Second and Third Wells drilled pursuant to this Agreement (if drilled) shall be as set forth in the table below:

Division of Interests - Second & Third Wells
	HCC & Erehwon (collectively)	Investors (collectively)
BPO	25%	75%
APO	50%	50%

HCC’s and Erehwon’s working interests in the Second Well (if drilled) and Third Well (if drilled) shall be carried through the tanks.

4.	All Wells:

a.	Payout is Well-by-Well, not by Project: Payout for the Initial Well and the Second and Third Wells shall each be calculated on a well-by-well basis, and not on a project-wide basis.

b.	Division of Interests Between & Among the Parties:

i.	Between HCC & Erehwon: The division of interests between HCC and Erehwon shall be subject to a side letter agreement between HCC and Erehwon.

ii.	Between & Among the Investors: The division of interests between and among the Investors shall be subject to a side letter agreement between and among the Investors.

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c.	Monthly Accounting: Each month, HCC shall provide Erehwon and the Investors a detailed and separate accounting for each of the Initial Well and each of the Second Well (if drilled) and Third Well (if drilled) including: (a) the cost to drill, complete and equip the Well, (b) the net revenue from production attributable to the Investor’s interest in each Well, and (c) the remaining balance of the Payout amount for each such Well.

5.	JOINT OPERATING AGREEMENT:

a.	JOA. Concurrent with the execution of this Agreement, the Parties shall also execute the AAPL Form 610 Operating Agreement (“JOA”) attached hereto and incorporated by reference herein as “Exhibit B.” The JOA shall name HCC as “Operator”. Erehwon and the Investors shall execute the JOA as non- operators. With respect to each Investor, the JOA shall govern operations for all wells drilled within the Contract Area (as defined in the JOA) in which such Investor elected to participate but shall be subject to this Agreement so that in the event of any conflict between the JOA and this Agreement, this Agreement shall be the controlling instrument. If at any time or from to time, a third-party acquires an interest from one or more of the Parties within in the Contract Area, the JOA shall be effective and govern the interest of the Parties whether or not the third party joins in the JOA or whether a separate joint operating agreement is entered into with said third-party.

6.	CONDUCT OF OPERATIONS:

a.	Performance Standards. All of the Operator’s operations shall be conducted under the rights, duties, performance standards and obligations of the Operator under the JOA, and in accordance with all applicable federal, state and local laws, regulations and orders.

b.	Lease Obligations. The Operator shall comply in all material respects with all the express and implied covenants and other obligations of the Leases.

c.	Well Information. If so requested, Operator shall promptly furnish the non- operators, at no cost to the non-operators, the following information pertaining to all wells drilled within the Contract Area:

i.	Written notice of the exact time and date on which the well is spudded.
ii.	A daily drilling report showing all formations encountered and the depths at which those formations were encountered during the immediately preceding day, and the well operations conducted during the immediately preceding day.

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iii.	Written reports on all cuttings and cores taken in the well.

iv.	Reasonable advance notice of any drill stem tests, production tests, pressure tests, cores and logs to be run in the well so that any Party desiring to do so may witness the operations. Written reports of such operations, when they are completed, shall be furnished to all Parties.

v.	Copies of all reports and other forms filed with any federal, state, tribal or local governmental authority concerning the well.

vi.	A complete copy of the driller's log and a complete copy of all well logs in hard copy format and in digital pdf file format as well as in las file format.

d.	Confidentiality. Without the other Parties’ prior written consent, no Party shall divulge information obtained from the operations under the terms of this Agreement to any party other than a party owning an interest in any well drilled within the Contract Area and the appropriate governmental authorities, including without limitation, the Securities and Exchange Commission.

7.	ASSIGNMENTS, ENCUMBRANCES AND RESTRICTIONS:

a.	Successors and Assigns. This Agreement shall be binding on the respective heirs, successors and assigns of the Parties. No Party shall assign or encumber its working interest under this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding anything to the contrary herein, all Parties may assign their respective interests to any other entity controlled by that Party without the prior consent of any non-assigning Party.

8.	AUDIT RIGHTS:

a.	Erehwon and the Investors, upon reasonable notice to HCC, shall have the right to inspect and audit, during normal business hours and using best efforts not to disrupt HCC’s normal business operations, HCC’s accounts, books, records and other information in HCC’s possession reasonably necessary to verify any invoices delivered or payments made, and revenue received from wells drilled within the Contract Area during any calendar year within the twenty-four month period following the end of the calendar year; provided that the making of an audit shall not extend the time for the taking of written exception to invoices or payments. The Party or Parties conducting the audit shall bear all costs of the audit unless the audit identifies a discrepancy of 5.0% or more, in which case HCC shall promptly reimburse the auditing Party or Parties for the cost of the audit along with any underpayment identified by the audit.

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9.	NOTICES AND WELL INFORMATION:

a.	In General. All well data, information and notices to be given to a Party as provided in this Agreement shall be given to the Parties listed below and on Schedule 1:

HELL CREEK CRUDE LLC	EREHWON OIL & GAS, LLC:
Hell Creek Crude LLC	Erehwon Oil & Gas, LLC
398 Sage Lane	9876 Clairton Way
Winnett, Montana 59087	Highlands Ranch, Colorado 80126
Attn: Mark See	Attn: John Stafford
msee@stranded-oil.com	John@LarisOil.com
(512) 520-7349 cell	(303) 204-0429 cell

The Parties may change their address at any time by furnishing a written notice of change of address to the other Parties.

10.	HCC’S REPRESENTATIONS AND WARRANTIES:

a.	HCC hereby represents and warrants to the other Parties that it is a limited liability company, duly organized, validly existing and formed under the law in the State of Montana. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of HCC.

11.	EREHWON’S REPRESENTATIONS AND WARRANTIES:

a.	Erehwon hereby represents and warrants to the other Parties that it is a limited liability company, duly organized, validly existing and formed under the law in the State of Colorado and is duly authorized to conduct business in the State of Montana. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Erehwon.

12.	REPRESENTATION AND WARRANTIES OF THE BRUCE J. AND JENNIFER F. WEINSTEIN TRUST DATED 2/25/1997, RESTATED 8/21/2018

a.	Bruce J. Weinstein and Jennifer F. Weinstein, hereby represents and warrants to the other Parties that they are entering into this Agreement in their capacity as Trustees of The Bruce J. and Jennifer F. Weinstein Trust dated 2/25/1997, Restated 8/21/2018. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of The Bruce J. and Jennifer F. Weinstein Trust dated 2/25/1997, Restated 8/21/2018.

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13.	710 CAPITAL LLC’S REPRESENTATIONS AND WARRANTIES:

a.	710 Capital LLC, hereby represents and warrants to the other Parties that it is a limited liability company, duly organized, validly existing and formed under the law in the State of Wyoming. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of 710 Capital LLC.

14.	ROBERT ADAMO’S REPRESENTATION AND WARRANTIES:

a.	Robert Adamo hereby represents and warrants to the other Parties that he is entering into this Agreement in his capacity as a natural person and not as a limited liability entity or as a corporation. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Robert Adamo.

15.	DONALD G. YEARIN’S REPRESENTATION AND WARRANTIES:

a.	Donald G. Yearin hereby represents and warrants to the other Parties that he is entering into this Agreement in his capacity as a natural person and not as a limited liability entity or as a corporation. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Donald G. Yearin.

16.	WILLIAM MARTIN:

a.	William Martin and Amy Martin hereby represent and warrant to the other Parties that they are entering into this Agreement in their capacity as Trustees of The William and Amy Martin Living Trust. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of The William and Amy Martin Living Trust.

17.	THE RAUSCH AND RAUSCH-CAPONE LIVING TRUST:

a.	Nickolas Rausch hereby represents and warrants to the other Parties that he is entering into this Agreement in his capacity as Trustee of The Rausch and Rausch-Capone Living Trust. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of the Trust.

18.	LAURA PETASNICK:
a.	Laura Petasnick hereby represents and warrants to the other Parties that she is entering into this Agreement in her capacity as a natural person and not as a limited liability entity or as a corporation. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Laura Petasnick.

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19.	FJC HOLDINGS, LLC:

a.	Fred and Jessica Chubirka hereby represent and warrant to the other Parties that they are entering into this Agreement in their capacity as Members of FJC Holdings, LLC. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of FJC Holdings, LLC.

20.	PETER GOTTSTEIN:

a.	Peter Gottstein hereby represents and warrants to the other Parties that he is entering into this Agreement in his capacity as a natural person and not as a limited liability entity or as a corporation. The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite action on the part of Peter Gottstein.

21.	DISCLAIMERS:
A.	HCC HEREBY ACKNOWLEDGES THAT THE OIL AND GAS BUSINESS INCLUDES SUBSTANTIAL RISKS AND THAT THERE IS NO GUARANTEE THAT ANY WELL DRILLED PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL. HCC FURTHER REPRESENTS AND WARRANTS THAT IT HAS OR WILL CONSULT WITH ITS OWN INDEPENDENT ADVISORS, INCLUDING WITHOUT LIMITATION, ITS LEGAL AND TAX ADVISORS AND THAT NO LEGAL OR TAX ADVICE IS BEING GIVEN TO HCC BY ANY OTHER PARTY TO THIS AGREEMENT.

B.	EREHWON HEREBY ACKNOWLEDGES THAT THE OIL AND GAS BUSINESS INCLUDES SUBSTANTIAL RISKS AND THAT THERE IS NO GUARANTEE THAT ANY WELL DRILLED PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL. EREHWON FURTHER REPRESENTS AND WARRANTS THAT IT HAS OR WILL CONSULT WITH ITS OWN INDEPENDENT ADVISORS, INCLUDING WITHOUT LIMITATION, ITS LEGAL AND TAX ADVISORS AND THAT NO LEGAL OR TAX ADVICE IS BEING GIVEN TO HCC BY ANY OTHER PARTY TO THIS AGREEMENT.

C.	EACH OF THE INVESTORS HEREBY ACKNOWLEDGES THAT THE OIL AND GAS BUSINESS INCLUDES SUBSTANTIAL RISKS AND THAT THERE IS NO GUARANTEE THAT ANY WELL DRILLED PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL. INVESTORS FURTHER REPRESENTS AND WARRANTS THAT THEY HAVE CONSULTED WITH THEIR OWN INDEPENDENT ADVISORS, INCLUDING WITHOUT LIMITATION, LEGAL AND TAX ADVISORS AND THAT NO LEGAL OR TAX ADVICE IS BEING GIVEN TO INVESTORS BY ANY OTHER PARTY TO THIS AGREEMENT.

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22.	MISCELLANEOUS:

a.	Governing Law and Venue. This Agreement shall be governed by the laws of the State of Montana, excluding any conflict of laws rule or principle that might refer the governance or the construction hereof to another jurisdiction.

b.	No Partnership. This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or a joint venture between the Parties.

c.	Entire Agreement. Subject to Section 4.b above, this Agreement, together with all exhibits attached hereto and incorporated herein, shall constitute the full and complete understanding and agreement of the Parties and there are no other understandings, obligations or relationships or agreements written or oral. This Agreement may only be amended by a writing signed by all the Parties.

d.	Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provision herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

e.	Counterparts. This Agreement may be executed by facsimile or by other electronic media in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

f.	Parties in Interest: This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and, except as otherwise prohibited herein, their respective successors and permitted assigns. Nothing contained in this Agreement, either express or implied, is intended to confer upon any other person or entity any benefits, privileges, rights or remedies.

g.	Further Assurances: After executing this Agreement, the Parties agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations hereunder and under any instrument delivered pursuant hereto.

h.	Mutually Drafted: The Parties hereto stipulate and agree that this Agreement and the language used in this Agreement are the product of all Parties' efforts in consultation with their attorneys and other consultants and each Party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement or the drafter's specific language in an agreement.

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i.	Additional Insured. Within sixty (60) days following the execution of this Agreement, HCC shall cause each of the Investors individually and Erehwon to be named as an additional insured on all insurance policies HCC has or will obtain that pertain in any way to the Leases and Wells. The insurance shall be of the types, coverages and limits that a reasonable and prudent operator would carry under similar circumstances for the oil and gas industry in the area where the Leases are located. Within such 60-day period, HCC will provide Investors and Erehwon with Certificates of Insurance naming Investors and Erehwon as an additional insured, or other evidence, satisfactory to Investors and Erehwon, of compliance with this Section 18.i.

[signatures on next page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EREHWON OIL & GAS, LLC		HELL CREEK CRUDE LLC

By:	/s/ John M. Stafford	By:	/s/ Mark See
	John M. Stafford		Mark See
	President		President

INVESTOR		INVESTOR

By:	/s/ Robert Adamo	By:	/s/ Donald G. Yearin
	Robert Adamo, an individual		Donald G. Yearin, an individual

INVESTOR		INVESTOR
The William and Amy Martin Living Trust		The Bruce J. and Jennifer F. Weinstein Recovable Trust dated 2/25/1997, Restated 8/21/2018

By:	/s/ William Martin	By:	/s/ Bruce J. Weinstein
	William Martin, Trustee		Bruce J. Weinstein, Trustee

By:	/s/ Amy Martin	By:	/s/ Jennifer F. Weinstein
	Amy Martin, Trustee		Jennifer F. Weinstein, Trustee

INVESTOR		INVESTOR
710 CAPITAL LLC		THE RAUSCH AND RAUSCH-CAPONE LIVING TRUST

By:	/s/ James Marello	By:	/s/ Nicholas Rausch
	James Marello, Member		Nicholas Rausch, Trustee

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INVESTOR		INVESTOR
FJC Holdings, LLC

By:	/s/ Laura Petasnick	By:	/s/ Fred Chubirka
	Laura Petasnick		Fred Chubirka, Member

		By:	/s/ Jessica Chubirka
Jessica Chubirka, Member

INVESTOR		Consented to by:

Laredo Oil, Inc.

By:	/s/ Peter Gottstein	By:	/s/ Mark See
	Peter Gottstein, an individual		Mark See, President

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